Exhibit 99.1

The Shyft Group Reports First Quarter 2025 Results

●	Sales increased 3.4% year-over-year with notable improvement in profitability
●	Strong balance sheet is well-positioned with net leverage ratio less than 2.0x
●	Maintained full-year 2025 outlook
●	Merger integration planning underway with Aebi Schmidt; transaction remains on track to close by mid-2025

Novi, Mich., April 24, 2025 – The Shyft Group, Inc. (NASDAQ: SHYF) (“Shyft” or the “Company”), the North American leader in specialty vehicle manufacturing, assembly and upfit for the commercial, retail and service specialty vehicle markets, today reported operating results for the first quarter ended March 31, 2025.

First Quarter 2025 Financial Highlights

For the first quarter of 2025 compared to the first quarter of 2024:

●	Sales of $204.6 million, an increase of $6.7 million, or 3.4%, from $197.9 million
●	Net loss of $1.4 million, or ($0.04) per share, compared to a loss of $4.7 million, or ($0.14) per share
●	Adjusted EBITDA of $12.3 million, or 6.0% of sales, an increase of $6.2 million, from $6.1 million, or 3.1% of sales
●	Adjusted net income of $2.4 million, or $0.07 per share, compared to a loss of $1.4 million, or ($0.04) per share
●	Consolidated backlog[1] of $335.3 million as of March 31, 2025, down $104.1 million, or 23.7%, compared to $439.4 million as of March 31, 2024; Improvement of $22.1 million or 7.1% versus year-end
●	Blue Arc sales of $26.3 million in the quarter

“We are pleased with our start to the year and the team’s ability to deliver better than expected financial results,” said John Dunn, President and CEO. “The team is focused on driving operational efficiency and commercial growth initiatives, positioning us well to continue to capture market share.”

2025 Financial Outlook

“Disciplined execution drove meaningful year-over-year margin improvement,” said Scott Ocholik, Interim Chief Financial Officer. “As we continue to focus on improved cash generation, we expect to maintain a strong balance sheet.”

Full-year 2025 outlook, notwithstanding further changes in the operating environment, is as follows:

●	Sales of $870 to $970 million
●	Adjusted EBITDA of $62 to $72 million
●	Adjusted earnings per share of $0.69 to $0.92
●	Free cash flow of $25 to $30 million

Dunn concluded, “Looking ahead, we are excited about our pending merger with Aebi Schmidt as it creates a premier global specialty vehicles leader with increased scale, broader product and service offerings, and strong industry expertise, all of which will allow us to better serve our customers. There are clear opportunities for the combined company to grow and deliver additional value to our shareholders.”

Footnote: 1.) Consolidated backlog does not reflect Blue Arc order activity

Conference Call and Webcast Information

The Shyft Group will host a conference call at 8:30 a.m. ET today to discuss these results and current business trends. The conference call and webcast will be available via:

Webcast: https://theshyftgroup.com/investor-relations/webcasts/

Conference Call: 1-844-868-8845 (domestic) or 412-317-6591 (international)

About The Shyft Group

The Shyft Group is the North American leader in specialty vehicle manufacturing, assembly, and upfit for the commercial, retail, and service specialty vehicle markets. Our customers include first-to-last mile delivery companies across vocations, federal, state, and local government entities; the trades; and utility and infrastructure segments. The Shyft Group is organized into two core business units: Shyft Fleet Vehicles and Services™ and Shyft Specialty Vehicles™. Today, its family of brands include Utilimaster®, Blue Arc™ EV Solutions, Royal® Truck Body, DuraMag® and Magnum®, Strobes-R-Us, Spartan® RV Chassis, Builtmore Contract Manufacturing™, and Independent Truck Upfitters. The Shyft Group and its go-to-market brands are well known in their respective industries for quality, durability, and first-to-market innovation. The Company employs approximately 2,900 employees and contractors across campuses, and operates facilities in Arizona, California, Florida, Indiana, Iowa, Maine, Michigan, Missouri, Pennsylvania, Tennessee, Texas, and Saltillo, Mexico. The Company reported sales of $786 million in 2024. Learn more at TheShyftGroup.com.

Forward Looking Statements
Certain statements in this press release are forward-looking statements. In some cases, Shyft has identified forward-looking statements by such words or phrases as "will likely result," "is confident that," "expect," "expects," "should," "could," "may," "will continue to," "believe," "believes," "anticipates," "predicts," "forecasts," "estimates," "projects," "potential," "intends" or similar expressions identifying "forward-looking statements", including the negative of those words and phrases. Such forward-looking statements are based on management's current views and assumptions regarding future events, future business conditions and the outlook for Shyft based on currently available information. These forward-looking statements may include projections of Shyft's future financial performance, Shyft's anticipated growth strategies and anticipated trends in Shyft's business. These statements are only predictions based on management's current expectations and projections about future events. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement and may include statements regarding the expected timing and structure of the proposed transaction; the ability of the parties to complete the proposed transaction considering the various closing conditions; the expected benefits of the proposed transaction, such as improved operations, enhanced revenues and cash flow, synergies, growth potential, market profile, business plans, expanded portfolio and financial strength; the competitive ability and position of the combined company following completion of the proposed transaction; and anticipated growth strategies and anticipated trends in Shyft's, Aebi Schmidt's and, following the completion of the proposed transaction, the combined company's business.

Additional factors that could cause actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements include, among others, the non-satisfaction or non-waiver, on a timely basis or otherwise, of one or more closing conditions to the proposed transaction; the prohibition or delay of the consummation of the proposed transaction by a governmental entity; the risk that the proposed transaction may not be completed in the expected time frame; unexpected costs, charges or expenses resulting from the proposed transaction; uncertainty of the expected financial performance of the combined company following completion of the proposed transaction; failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the proposed transaction or integration; the ability of the combined company to implement its business strategy; difficulties and delays in achieving revenue and cost synergies of the combined company; inability to retain and hire key personnel; negative changes in the relationships with major customers and suppliers that adversely affect revenues and profits; disruptions to existing business operations; the occurrence of any event that could give rise to termination of the proposed transaction; potential litigation in connection with the proposed transaction or other settlements or investigations that may affect the timing or occurrence of the contemplated transaction or result in significant costs of defense, indemnification and liability; risks related to ownership of Aebi Schmidt common stock; uncertainty as to the long-term value of the combined company's common stock; and the diversion of Shyft's and Aebi Schmidt's management's time on transaction-related matters. These risks, as well as other risks associated with the businesses of Shyft and Aebi Schmidt, are more fully discussed in the combined proxy statement/prospectus. Although management believes the expectations reflected in the forward-looking statements are reasonable, Shyft cannot guarantee future results, level of activity, performance or achievements. Moreover, neither management, Shyft nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Shyft wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Shyft is under no duty to and specifically declines to undertake any obligation to publicly revise or update any of these forward-looking statements after the date of this press release to conform its prior statements to actual results, revised expectations or to reflect the occurrence of anticipated or unanticipated events.

Additional information concerning these and other factors that may impact Shyft's and Aebi Schmidt's expectations and projections can be found in Shyft's periodic filings with the Securities and Exchange Commission (“SEC”), including Shyft's Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Shyft's SEC filings are available publicly on the SEC's website at www.sec.gov.

No offer or solicitation
This communication is for informational purposes only and is not intended to and shall not constitute an offer to buy or sell, or the solicitation of an offer to buy or sell, any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made in the United States absent registration under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Participants in the Solicitation
Shyft, Aebi Schmidt and certain of their respective directors and executive officers and other members of their respective management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed transaction, including a description of their direct or indirect interests in the transaction, by security holdings or otherwise, are set forth in the combined proxy statement/prospectus and other relevant materials filed with the SEC. Information regarding the directors and executive officers of Shyft is contained in the sections entitled "Election of Directors" and "Ownership of Securities" included in Shyft's proxy statement for the 2025 annual meeting of stockholders, which was filed with the SEC on March 31, 2025 (and which is available at sec.gov/Archives/edgar/data/743238/000114036125011166/ny20039255x1 def14a.htm) and in the section entitled "Directors, Executive Officers, and Corporate Governance" included in Shyft's Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 20, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000743238/000143774925004501/shyf20241231c 10k.htm), and certain of its Current Reports filed on Form 8-K. These documents can be obtained free of charge from the sources indicated below.

Additional information and where to find it
Aebi Schmidt has filed a registration statement on Form S-4 with the SEC in connection with the proposed transaction. The Form S-4 contains a combined proxy statement/prospectus of Shyft and Aebi Schmidt. Aebi Schmidt and Shyft prepared and filed the combined proxy statement/prospectus with the SEC and Shyft will mail the combined proxy statement/prospectus to its stockholders and file other documents regarding the proposed transaction with the SEC. This communication is not a substitute for any registration statement, proxy statement/prospectus or other documents that may be filed with the SEC in connection with the proposed transaction. INVESTORS SHOULD READ THE COMBINED PROXY STATEMENT/PROSPECTUS AND SUCH OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THE COMBINED PROXY STATEMENT/PROSPECTUS AND SUCH DOCUMENTS, BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. The Form S-4, the combined proxy statement/prospectus and all other documents filed with the SEC in connection with the transaction will be available when filed free of charge on the SEC's web site at www.sec.gov. Copies of documents filed with the SEC by Shyft will be made available free of charge on Shyft's investor relations website at https://theshyftgroup.com/investor-relations/.

CONTACTS

MEDIA

Sydney Machesky

Director, Corporate Communications

Sydney.Machesky@theshyftgroup.com

586.413.4112

INVESTORS

Randy Wilson

Vice President, Investor Relations and Treasury

Randy.Wilson@theshyftgroup.com

248.727.3755

The Shyft Group, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$16,171	$15,780
Accounts receivable, less allowance of $436 and $533	102,148	86,677
Contract assets	43,763	40,896
Inventories	103,777	109,859
Other receivables - chassis pool agreements	40,474	37,032
Other current assets	7,110	7,346
Total current assets	313,443	297,590

Property, plant and equipment, net	81,114	81,067
Right of use assets – operating leases	39,208	41,101
Goodwill	64,142	64,094
Intangible assets, net	57,505	59,064
Net deferred tax asset	23,545	23,545
Other assets	2,126	2,287
TOTAL ASSETS	$581,083	$568,748
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$88,287	$95,128
Accrued warranty	7,888	7,653
Accrued compensation and related taxes	11,396	16,198
Contract liabilities	10,171	3,553
Operating lease liability	9,463	9,677
Other current liabilities and accrued expenses	14,273	12,798
Short-term debt - chassis pool agreements	40,474	37,032
Current portion of long-term debt	258	235
Total current liabilities	182,210	182,274

Other non-current liabilities	9,674	9,772
Long-term operating lease liability	31,546	33,156
Long-term debt, less current portion	110,327	95,223
Total liabilities	333,757	320,425
Commitments and contingent liabilities
Shareholders' equity:
Preferred stock, no par value: 2,000 shares authorized (none issued)	-	-
Common stock, no par value : 80,000 shares authorized; 35,004 and 34,917 outstanding	101,944	99,752
Retained earnings	145,382	148,571
Total shareholders' equity	247,326	248,323
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$581,083	$568,748

The Shyft Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2025	2024

Sales	$204,599	$197,889
Cost of products sold	164,297	163,827
Gross profit	40,302	34,062

Operating expenses:
Research and development	3,887	3,719
Selling, general and administrative	34,666	32,273
Total operating expenses	38,553	35,992

Operating income (loss)	1,749	(1,930)

Other income (expense)
Interest expense	(2,661)	(2,053)
Other income	130	97
Total other income (expense)	(2,531)	(1,956)

Loss before income taxes	(782)	(3,886)
Income tax expense	654	783
Net loss	$(1,436)	$(4,669)

Basic loss per share	$(0.04)	$(0.14)
Diluted loss per share	$(0.04)	$(0.14)

Basic weighted average common shares outstanding	34,933	34,319
Diluted weighted average common shares outstanding	34,933	34,319

The Shyft Group, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(1,436)	$(4,669)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	5,502	4,435
Non-cash stock based compensation expense	2,313	1,474
(Gain) loss on disposal of assets	(4)	66
Changes in accounts receivable and contract assets	(18,338)	(1,746)
Changes in inventories	6,082	7,204
Changes in accounts payable	(5,966)	(10,119)
Changes in accrued compensation and related taxes	(1,544)	(1,851)
Changes in accrued warranty	235	981
Changes in other assets and liabilities	8,637	268
Net cash used in operating activities	(4,519)	(3,957)

Cash flows from investing activities:
Purchases of property, plant and equipment	(4,984)	(5,719)
Proceeds from sale of property, plant and equipment	20	75
Net cash used in investing activities	(4,964)	(5,644)

Cash flows from financing activities:
Proceeds from long-term debt	35,000	40,000
Payments on long-term debt	(20,000)	(25,000)
Payments of dividends	(1,747)	(1,716)
Exercise and vesting of stock incentive awards	(3,379)	(389)
Net cash provided by financing activities	9,874	12,895

Net increase in cash and cash equivalents	391	3,294
Cash and cash equivalents at beginning of period	15,780	9,957
Cash and cash equivalents at end of period	$16,171	$13,251

The Shyft Group, Inc. and Subsidiaries

Sales and Other Financial Information by Business Segment

(Unaudited)

Quarter Ended March 31, 2025 (in thousands of dollars)

	Business Segments
	Fleet Vehicles	Specialty	Eliminations &
	& Services	Vehicles	Other	Consolidated
Fleet vehicle sales	$78,260	$-	$-	$78,260
Motorhome chassis sales	-	14,028	-	14,028
Other specialty vehicles sales	-	60,633	26,297	86,930
Aftermarket parts and accessories sales	17,856	7,525	-	25,381
Total Sales	$96,116	$82,186	$26,297	$204,599

Adjusted EBITDA	$3,628	$14,254	$(5,601)	$12,281

The Shyft Group, Inc. and Subsidiaries

Sales and Other Financial Information by Business Segment

(Unaudited)

Quarter Ended March 31, 2024 (in thousands of dollars)

	Business Segments
	Fleet Vehicles	Specialty	Eliminations &
	& Services	Vehicles	Other	Consolidated
Fleet vehicle sales	$95,478	$-	$-	$95,478
Motorhome chassis sales	-	30,771	-	30,771
Other specialty vehicles sales	-	53,405	-	53,405
Aftermarket parts and accessories sales	12,281	5,954	-	18,235
Total Sales	$107,759	$90,130	$-	$197,889

Adjusted EBITDA	$935	$16,973	$(11,820)	$6,088

The Shyft Group, Inc. and Subsidiaries

Sales and Other Financial Information by Business Segment

(Unaudited)

Period End Backlog (amounts in thousands of dollars)

	Mar. 31, 2025	Dec. 31, 2024	Sept. 30, 2024	Jun. 30, 2024	Mar. 31, 2024
Fleet Vehicles and Services	$245,337	$244,784	$267,952	$294,586	$356,089
Specialty Vehicles	89,997	68,460	77,456	59,856	83,334
Total Backlog	$335,334	$313,244	$345,408	$354,442	$439,423

Reconciliation of Non-GAAP Financial Measures

This release presents Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), adjusted net income, adjusted earnings per share, and free cash flow, each of which is a non-GAAP financial measure.

We define Adjusted EBITDA as income before interest, income taxes, depreciation and amortization, as adjusted to eliminate the impact of restructuring charges, transaction related expenses and adjustments, non-cash stock-based compensation expenses, and other gains and losses not reflective of our ongoing operations.

We present the non-GAAP measure Adjusted EBITDA because we consider it to be an important supplemental measure of our performance. The presentation of Adjusted EBITDA enables investors to better understand our operations by removing items that we believe are not representative of our continuing operations and may distort our longer-term operating trends. We believe this measure to be useful to improve the comparability of our results from period to period and with our competitors, as well as to show ongoing results from operations distinct from items that are infrequent or not indicative of our continuing operating performance. We believe that presenting this non-GAAP measure is useful to investors because it permits investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate our historical performance.

Our management uses Adjusted EBITDA to evaluate the performance of and allocate resources to our segments. Adjusted EBITDA is also used, along with other financial and non-financial measures, for purposes of determining annual incentive compensation for our management team and long-term incentive compensation for certain members of our management team.

We define free cash flow as net cash provided by (used in) operating activities less purchases of property, plant and equipment and add proceeds from sale of property, plant and equipment. We believe this measure of free cash flow provides management and investors further useful information on cash generation or use in our operations.

The Company does not provide reconciliations of forward-looking non-GAAP financial measures, such as adjusted EPS, adjusted EBITDA, and free cash flow, to the most comparable GAAP financial measures on a forward-looking basis because the Company is unable to provide a meaningful or accurate calculation or estimation of reconciling items, and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of certain items, such as, but not limited to, transaction and compensation costs related to the proposed transaction with Aebi Schmidt, and other non-routine costs. Each of such adjustments has not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

We believe that the presentation of these non-GAAP measures, when considered together with the corresponding GAAP financial measures and the reconciliations to that measure, provides investors with additional understanding of the factors and trends affecting our business than could be obtained in the absence of this disclosure.

The Shyft Group, Inc. and Subsidiaries

Consolidated Financial Summary (Non-GAAP)

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
The Shyft Group, Inc.	2025	% of sales	2024	% of sales
Net loss	$(1,436)	(0.7%)	$(4,669)	(2.4%)
Add (subtract):
Restructuring and other related charges	356		52
Transaction related expenses and adjustments	2,231		-
Non-cash stock-based compensation expense	2,313		1,474
Legacy legal matters	-		1,850
CEO transition	-		110
Tax effect of adjustments	(1,033)		(258)
Adjusted net income (loss)	$2,431	1.2%	$(1,441)	(0.7%)

Net loss	$(1,436)	(0.2%)	$(4,669)	(2.4%)
Add (subtract):
Depreciation and amortization	5,502		4,435
Income tax expense	654		783
Interest expense	2,661		2,053
EBITDA	$7,381	3.6%	$2,602	1.3%
Add:
Restructuring and other related charges	356		52
Transaction related expenses and adjustments	2,231		-
Non-cash stock-based compensation expense	2,313		1,474
Legacy legal matters	-		1,850
CEO transition	-		110
Adjusted EBITDA	$12,281	6.0%	$6,088	3.1%

Diluted net loss per share	$(0.04)		$(0.14)
Add (subtract):
Restructuring and other related charges	0.01		-
Transaction related expenses and adjustments	0.06		-
Non-cash stock-based compensation expense	0.07		0.05
Legacy legal matters	-		0.05
CEO transition	-		-
Tax effect of adjustments	(0.03)		-
Adjusted diluted net earnings (loss) per share	$0.07		$(0.04)

The Shyft Group, Inc. and Subsidiaries

Consolidated Financial Summary (Non-GAAP)

(In thousands)

(Unaudited)

	Three Months Ended March 31,
The Shyft Group, Inc.	2025	2024
Net cash used in operating activities	$(4,519)	$(3,957)
Purchases of property, plant and equipment	(4,984)	(5,719)
Proceeds from sale of property, plant and equipment	20	75
Free cash flow	$(9,483)	$(9,601)